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                                                                    EXHIBIT 23.3

                                    CONSENT

    Rosen Consulting Group hereby consents to the use of its report regarding the New York metropolitan economy and Manhattan office market and the references to the firm and such report under the caption "Market Overview" in the Registration Statement on Form S-11 of SL Green Realty Corp.

                                        Rosen Consulting Group

                                        By: /s/ Kenneth T. Rosen
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                                          Name: Kenneth T. Rosen
                                          Title: President

Date: June 9, 1997